Exhibit 99.2

This press release may not be distributed, directly or indirectly, into or in, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. The Offer is not being made to (and acceptances will not be accepted from) persons in those countries or elsewhere where their participation requires further documentation, filing or other measures in addition to those required by Swedish law.

Stanley Black & Decker publishes supplement to the offer document regarding recommended all-cash offer to the shareholders and warrant holders in Niscayah

New Britain, Connecticut, August 1, 2011

Stanley Black & Decker, Inc. (“Stanley Black & Decker”) (NYSE:SWK) today announced that a supplement to the offer document regarding its recommended all-cash offer to acquire all class A and class B shares and warrants in Niscayah Group AB (publ) (“Niscayah”) (the “Offer”), through a tender offer by indirect wholly-owned subsidiary SBD Holding AB (“SBD Holding”), has been made available on Stanley Black & Decker’s website for the Offer (www.publicoffer.se) and on Handelsbanken Capital Markets’ website (www.handelsbanken.se/investmentoffer). The supplement to the offer document has been prepared to include Niscayah’s interim report January-June 2011, announced on July 27, 2011.

Hard copies of the supplement to the offer document are available at Handelsbanken’s branch offices in Sweden.

New Britain, Connecticut, USA	Mechelen, Belgium
August 1, 2011	August 1, 2011

Stanley Black & Decker, Inc.	SBD Holding AB

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on August 1, 2011 at 5.00 p.m. (CET) (11.00 a.m. ET).

Contacts (United States):

Kate White Vanek

Director, Investor Relations, Stanley Black & Decker

+1 (860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

+1 (860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

+1 (212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+46 738 394 118

Helpline regarding the Offer for holders of shares and/or warrants in Niscayah: +46 480 40 41 09.

IMPORTANT INFORMATION

The Offer, pursuant to the terms and conditions presented in the offer document, is not being made to (and acceptances will not be accepted from) persons whose participation in the Offer requires that an additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law, except where there is an applicable exemption. This press release, the offer document, the supplement to the offer document, the acceptance form or any other documentation related to the Offer will not be distributed in and must not be mailed to or otherwise distributed or sent into any country in which such distribution would require any such additional measures or would be in conflict with any law or regulation in such country. SBD Holding will not permit or sanction any such distribution. Any acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.

The Offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex, telephone and the Internet) in or into Australia, Japan, Canada, South Africa, Hong Kong or New Zealand and the Offer cannot be accepted in or from Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. As a result, this press release, the offer document, the supplement to the offer document, the acceptance form or any other documentation relating to the Offer will not, and may not, be sent by mail or in any other way be distributed, forwarded or transmitted to, from or within Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. SBD Holding will not pay any consideration pursuant to the Offer to, or accept acceptance forms from, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand.

Notwithstanding the foregoing, SBD Holding reserves the right to permit the Offer to be accepted by persons not resident in Sweden if, in its sole discretion, SBD Holding is satisfied that such transaction can be undertaken in compliance with applicable laws and regulations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011; and other filings the Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

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